Exhibit 21
SUBSIDIARIES OF ALLEGHANY
Alleghany Capital Corporation (Delaware)
Alleghany Consulting, Inc. (Delaware)
Alleghany Funding Corporation (Delaware)
Alleghany Properties Holdings LLC (Delaware)
     Alleghany Properties LLC (California)
Bibb Steel and Supply Company (Delaware)
MSL Property Holdings, Inc. (Delaware)
MSL Capital Recovery Corp. (Delaware)
     J & E Corporation (Tennessee)
Alleghany Insurance Holdings LLC (Delaware)
     Capitol Transamerica Corporation (Wisconsin)
          Capitol Facilities Corporation (Wisconsin)
          Capitol Indemnity Corporation (Wisconsin)
               Capitol Specialty Insurance Corporation (Wisconsin)
     Darwin Group, Inc. (Delaware)
          Darwin National Assurance Company (Delaware)
               Darwin Select Insurance Company (Arkansas)
     Darwin Professional Underwriters, Inc. (Delaware—90%)
     Platte River Insurance Company (Nebraska)
     RSUI Group, Inc. (Delaware)
          Resurgens Specialty Underwriting, Inc. (Georgia)
          RSA Surplus Lines Insurance Services, Inc. (Delaware)
          RSUI Indemnity Company (New Hampshire)
               Landmark American Insurance Company (Oklahoma)